EXHIBIT 99.1

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LOTUS PHARMACEUTICALS INC:

LOTUS PHARMACEUTICALS INC Q1 EARNINGS CONFERENCE CALL

May 27, 2008/10:00 a.m. EDT

SPEAKERS

Crocker Coulson

Dr. Zhongyi Liu

Adam Wasserman

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LOTUS PHARMACEUTICALS INC:

LOTUS PHARMACEUTICALS INC Q1 EARNINGS CONFERENCE CALL

May 27, 2008/10:00 a.m. EDT

PRESENTATION

Coordinator

Good day, ladies and gentlemen. Welcome to the Lotus Pharmaceuticals 2008 First Quarter Earnings conference call. My name is Clarissa, and I will be your coordinator for today’s call. At this time, all participants are in listen-only mode. We will facilitate a question and answer session towards the end of this conference. (Operator’s instructions.) At this time, I’d like to turn the presentation over to your host, Mr. Crocker Coulson. Please proceed.

C. Coulson	Thank you, operator. Before we get going, it sounds like we may have lost one party. So while we do the introduction, maybe you can help us to reconnect that party.

Good morning, everyone and welcome to Lotus Pharmaceuticals First Quarter 2008 Earnings conference call. With us today are Lotus Pharmaceuticals’ Chief Executive Officer and Chairman, Mr. Zhongyi Liu and the company’s Chief Financial Officer, Mr. Adam Wasserman.

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LOTUS PHARMACEUTICALS INC:

LOTUS PHARMACEUTICALS INC Q1 EARNINGS CONFERENCE CALL

May 27, 2008/10:00 a.m. EDT

Before I begin this conference call, I’d like to remind our listeners in this call, management’s prepared remarks contain forward-looking statements, which are subject to risks and uncertainties, and management may make additional forward-looking statements in response to your questions. Therefore, the company claims the protection of the Safe Harbor for forward-looking statements that’s contained in the Private Securities Litigation Reform Act of 1995.

Actual results may differ from those discussed today and therefore, we’d like to refer you to a more detailed discussion of the risks and uncertainties contained in the company’s filings with the SEC. In addition, any projections made today after the company’s future performance represent management’s estimates as of today, May 27, 2008. Lotus Pharmaceuticals assumes no obligation to update these projections in the future as market conditions change.

With those formalities out of the way, it’s now my pleasure to turn this call over to the CFO of Lotus Pharmaceuticals, Mr. Adam Wasserman. Adam’s going to walk you through the

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LOTUS PHARMACEUTICALS INC:

LOTUS PHARMACEUTICALS INC Q1 EARNINGS CONFERENCE CALL

May 27, 2008/10:00 a.m. EDT

recent achievements for the company during the first quarter, as well as discuss the financial results for the first quarter in detail. After that, we’re then going to open up the call for any questions that you have either for Adam or for Dr. Liu. Adam?

A. Wasserman

Okay. Thank you, Crocker and welcome, everybody. Thank you for joining us today for our First Quarter 2008 Earnings conference call. We are pleased to report strong earnings for the first quarter. Revenue reached $11.7 million, up 41.3% from the same period last year. Gross profit increased 50% to $3.9 million and net income adjusted for non-cash charges rose by 33.7% to $1.4 million. That turns into $0.03 per diluted share compared to the same quarter of 2007. This increase was primarily due to the increase in wholesale revenue, which reached $9.8 million or 83% of total revenue, representing a 93.5 year-on-year increase.

The increase in wholesale revenue was primarily a result of our product Brimonidine Tartrate eye drops for the treatment of glaucoma and significant increases in the sales of third party manufactured pharmaceutical products. Our eye drops is

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LOTUS PHARMACEUTICALS INC:

LOTUS PHARMACEUTICALS INC Q1 EARNINGS CONFERENCE CALL

May 27, 2008/10:00 a.m. EDT

indicated for the treatment of glaucoma. We have the rights to manufacture and sell tartrate eye drops under the brand name Muxin in China.

Allergan Pharmaceutical also fills this drug in China under the name Alphagan. In clinical experiments, Muxin and Alphagan had exactly the same efficiencies, but our Muxin brand showed fewer side effects. Our manufacturing rights to produce this drug will expire in August 2009. However, we expect to hold a dominant share in this market until March 2010 as it takes at least 30 months to replicate an eye drop.

In addition to increases in revenue from our Brimonidine Tartrate eye drops, we experienced a significant increase of 93% in the sale of third party manufactured pharmaceutical products, which we distributed through our sales network. The increases in revenue as discussed were offset by a decrease in the sale of our manufacturing products Valsartan and Levofloxacin Lactate for injection during the first quarter of 2008. These decreases were a result of our sales team concentrating on the company’s introduction and sale of third

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LOTUS PHARMACEUTICALS INC:

LOTUS PHARMACEUTICALS INC Q1 EARNINGS CONFERENCE CALL

May 27, 2008/10:00 a.m. EDT

party manufactured products. We believe the decrease in the revenues from our manufactured products is temporary and we should reach normal levels in the second quarter.

Our Valsartan capsule is still a strong product, still a revenue producer and is still sold under the brand name Maixin, indicated for high blood pressure. The product is well recognized globally due to its long lasting therapeutic effects and limited side effects. It is also sold by Novartis under the brand name Diovan. Both Maixin and Diovan have shown the same clinical effects.

We had exclusive rights to manufacturing Valsartan in China through October 2006 and we believe that we will not face any significant competition for this drug until February 2009 as it takes approximately 28 months to replicate any oral taken medicine.

Other top selling drugs included the popular antibiotic Levofloxacin Lactate and Nicergoline injection. Levofloxacin

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LOTUS PHARMACEUTICALS INC:

LOTUS PHARMACEUTICALS INC Q1 EARNINGS CONFERENCE CALL

May 27, 2008/10:00 a.m. EDT

Lactate is sold under the brand name Quixin. This drug is primarily targeted for the treatment of moderate to severe infection. Nicergoline injection is indicated for the treatment of several central nervous system-related complications. It is also highly popular among physicians and patients. With an estimated patient population of 30 million, we expect this product to generate significant revenues over the next several years.

Our products enjoy strong brand recognition to, in large part, our emphasis on branding. Our products are packaged under a uniform brand with specialized designs to differentiate different categories. We also aggressively promote our products through advertising, promotional events, exhibitions and conferences.

In 2007, we spent approximately $2.6 million on advertising to increase penetration of our brands. We began 2008 on a strong footing and expect continued growth throughout the year. In the coming months, we plan to continue advertising and promoting our best selling proprietary products. In order to accomplish this, we will continue to increase our sales and marketing efforts

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LOTUS PHARMACEUTICALS INC:

LOTUS PHARMACEUTICALS INC Q1 EARNINGS CONFERENCE CALL

May 27, 2008/10:00 a.m. EDT

in China over the next few years and leverage the widely recognized Maixin brand.

We believe that our strategy of expanding our sales and marketing expertise to reach the economies of scale will further improve profitability in the future. In addition, we recognize that drugs go through product lifecycles that have invested heavily in R&D to maintain a strong product pipeline.

During the first quarter of 2008, we had made significant in-roads in bolstering our product pipeline by signing a technology transfer agreement for Laevo-Bambutero with Dongguan Kaifa Biomedical. Under the term of the agreement, Lotus obtained the patent and exclusive reduction rights for Laevo-Bambutero in China. Dongguan Kaifa will receive a cash payment of 48 million RMB and a 3% royalty on product sales. We have already paid 20 million RMB to Dongguan Kaifa.

We intend to market Laevo-Bambutero as a better alternative to Bambutero for the treatment of asthma since it is used in an

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LOTUS PHARMACEUTICALS INC:

LOTUS PHARMACEUTICALS INC Q1 EARNINGS CONFERENCE CALL

May 27, 2008/10:00 a.m. EDT

integrated method of composition and has fewer side effects. We plan to launch the drug in 2012 pending the approval from SFDA. We are excited about this new drug as it has large addressable patient population and few side effects.

We believe the commercialization of this drug will help to further strengthen and diversify our product pipeline and make a meaningful contribution to our revenues in the years ahead. We will continue to seek opportunities to further diversify our product pipeline and improve profitability in the long-term.

Currently, we have a number of drugs in our development pipeline targeting major diseases with large potential markets such as cardiovascular drugs, pulmonary drugs and hormone replacement. Our product pipeline includes 14 late-stage drugs, which we are in the process of applying for market approval from the SFDA within the next few years. Specifically, we expect three of these drugs to receive market approval in 2008, including Sodium Aescinate, Gatifloxacin Lactate and Calcium Dibutyryl Adenosine Monophosphate.

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LOTUS PHARMACEUTICALS INC:

LOTUS PHARMACEUTICALS INC Q1 EARNINGS CONFERENCE CALL

May 27, 2008/10:00 a.m. EDT

In addition to expanding our product portfolio, we are also actively pursuing strategic acquisitions to improve our position in the growing pharmaceutical market in China. And now, I would like to discuss our first quarter financial results and discuss the company’s outlook for the rest of the fiscal year 2008 and beyond.

We had a very strong first quarter of 2008 compared with the same quarter last year. Before I begin, let’s note that I will discuss net income adjusted to exclude non-cash expenses related to our retired convertible debt and our convertible redeemable preferred stock that occurred in the first quarter of 2008 because we believe this will provide a better indicator of our operations. Please refer to our press release issued on May 21st for a reconciliation of adjusted net income and earnings per share to U.S. GAAP net income and earnings per share.

Lotus Pharmaceuticals’ total revenue in the first quarter was $11.7 million, representing a 41.3% increase from the first quarter of 2007. Wholesale revenue increased 93.5% year-over-year to $9.8 million or 83% of total revenue. This increase

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LOTUS PHARMACEUTICALS INC:

LOTUS PHARMACEUTICALS INC Q1 EARNINGS CONFERENCE CALL

May 27, 2008/10:00 a.m. EDT

was primarily the result of strong performance associated with our top selling drug, Brimonidine Tartrate eye drops, as mentioned previously.

Sales of third party manufactured pharmaceutical products also increased significantly. Other revenues decreased 54.2% year-on-year to $1.3 million or 11% of total revenue in the first quarter of 2008. This is largely due to fewer contracts with third party manufacturing services and a reduction in the amount of space leased to third parties at our retail stores.

Retail revenues were $0.7 million in the first quarter of 2008, up 36.4% year-over-year. This increase was due to our efforts to include more variety and better quality products at our retail stores. Gross profit in the first quarter of 2008 was $3.9 million, representing an increase of 50% on a year-over-year basis.

Gross margin was 33.7%, up from 31.7% in the first quarter of 2007 primarily due to better management of and purchasing pricing. Operating expenses in the first quarter of 2008 were

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LOTUS PHARMACEUTICALS INC:

LOTUS PHARMACEUTICALS INC Q1 EARNINGS CONFERENCE CALL

May 27, 2008/10:00 a.m. EDT

$2.5 million, up 69.2% from $1.5 million in the first quarter of 2007. This increase was primarily the result of a 100.9% increase in selling expenses to $1.1 million from $0.6 million in the first quarter of 2007. The increase in selling expenses was due to higher incentive commissions for sales representatives and travel-related expenses associated with our company sales growth.

Research and development expense was $0.7 million in the first quarter of 2008 compared to $0.1 million in the first quarter of 2007. General and administrative expenses were $0.6 million, down from $0.8 million one year ago. Operating expenses were 21% of total revenue in the first quarter of 2008, up from 17.5% in the first quarter of 2007. Operating income was $1.5 million, representing an increase of 26.3% from $1.2 million in the first quarter of 2007.

Net income for the first quarter of 2008 was one million dollars, or 0.02 per diluted share compared to $0.8 million, or 0.02 per diluted share in the first quarter of 2007. Net income adjusted non-cash financing charges associated with our convertible

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LOTUS PHARMACEUTICALS INC:

LOTUS PHARMACEUTICALS INC Q1 EARNINGS CONFERENCE CALL

May 27, 2008/10:00 a.m. EDT

notes and convertible preferred stock was $1.4 million, or $0.03 per diluted share in the first quarter of 2008, up 33.4% from adjusted net income of one million dollars, or $0.02 per diluted share in the first quarter of 2007.

As of March 31, 2008, Lotus has $3.6 million in cash and equivalents, approximately $32.2 million in working capital. Notables payable at the end of the first quarter was $4.9 million and we had $3.1 million of convertible redeemable preferred stock net of a discount of $1.9 million. Stockholders’ equity at March 31, 2008 was $31.9 million, up 19.6% from $26.6 million at December 31, 2007.

In February 2008, we received net proceeds from the sale of shares of our series A convertible redeemable preferred stock of approximately $4.6 million. We used approximately $2.6 million to repay in full all of our outstanding obligations under our 14% secured convertible notes. The remainder was used for working capital purposes.

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LOTUS PHARMACEUTICALS INC:

LOTUS PHARMACEUTICALS INC Q1 EARNINGS CONFERENCE CALL

May 27, 2008/10:00 a.m. EDT

I would like to now discuss our business outlook and financial guidance. In summary, we had a very strong first quarter, as demonstrated by the increasing sales of our product Brimonidine Tartrate eye drops. Additionally, we focused on building our network from the sales of third party manufactured pharmaceutical products. We continue to focus our efforts on improving our manufacturing efficiencies, as well as for further expanding our already extensive sales and distribution network to new territories such as Beijing, Inner Mongolia and Anhui.

We also intend to increase our marketing efforts to build our product brand awareness and to increase our product growth by leveraging our distribution network to gain more market penetration. We are planning to launch three new products in 2008 pending approval from the SFDA. They are Sodium Aescinate, Gatifloxacin Lactate and Calcium Dibutyryl Adenosine Monophosphate. In addition, we have 11 other products in the process of applying for approval from the SFDA. We expect the launch of these new products to increase both our top and bottom lines.

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LOTUS PHARMACEUTICALS INC:

LOTUS PHARMACEUTICALS INC Q1 EARNINGS CONFERENCE CALL

May 27, 2008/10:00 a.m. EDT

Given our strong product pipeline, strong product brand and extensive reach of our sales network, we are well positioned to meet this increased demand and to benefit from the rapidly expanding market. We look forward to continuing our efforts to increase value for our shareholders going forward. With that, let’s open the floor to questions. Operator?

Coordinator	(Operator’s instructions.) Our first question comes from the line of Gary Scott, a private investor. Please proceed.

G. Scott

Hello, Adam. In February, Lotus announced a “make good” for 2008 of $13.8 million of net income. Is the company still comfortable with that “make good?” Do they still believe that they’ll meet or beat that target?

A. Wasserman	The company does believe that we’ll make that target. I’d like to have Dr. Liu address this directly. Can we have that translated for him?

M	Yes, okay. (Translates question into Mandarin.)

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LOTUS PHARMACEUTICALS INC:

LOTUS PHARMACEUTICALS INC Q1 EARNINGS CONFERENCE CALL

May 27, 2008/10:00 a.m. EDT

Dr. Z. Liu	(Responds to question in Mandarin.)

M	Okay. Yes, so Mr. Liu just confirmed that ... the net income guidance issued in February.

G. Scott	Okay. So, you guys are comfortable making the $13.8 in net income.

M	That is right.

G. Scott	Okay. Just a follow-up question. Your Web site. Could you please update that because the latest news on it is from November of 2007?

A. Wasserman	We actually have signed a contract to assist with the updating of that Web site to get it more proactive. That’s actually in the works right now.

G. Scott	All right. Thank you.

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LOTUS PHARMACEUTICALS INC:

LOTUS PHARMACEUTICALS INC Q1 EARNINGS CONFERENCE CALL

May 27, 2008/10:00 a.m. EDT

Coordinator	Your next question comes from the line of Felicio Blank from Maximum Group. Please proceed.

T. Pollack	Is that from me, Tony Pollack?

C. Coulson	Go ahead, Tony.

T. Pollack

Could you tell us a little bit more about the three potential new products that you hope to get approved this year - what type of markets they address, what type of sales, if any, you expect from those products this year and/or next year?

M	(Translates question into Mandarin.)

Dr. Z. Liu	(Responds to question in Mandarin.)

M	Okay. So, Mr. Liu just said those three medicines are prescription medicines. They’ll be distributed through their traditional channels, that is the hospitals. They’re waiting for the

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LOTUS PHARMACEUTICALS INC:

LOTUS PHARMACEUTICALS INC Q1 EARNINGS CONFERENCE CALL

May 27, 2008/10:00 a.m. EDT

approval from government and they expect to get approval in July. Those three medicines will hit the market in August or September. Since there are only a few months for the sales of those three medicines in 2008, Mr. Liu expects about 10 million RMB in sales from those three medicines in 2008.

T. Pollack	Okay. Can you describe what they are and how the big the markets are for those?

M	Okay. (Translates question into Mandarin.)

Dr. Z. Liu	(Responds to question Mandarin.)

M

Okay. So, the three medicines to be approved this year are Gatifloxacin Lactate, Sodium Aescinate and Calcium Dibutyryl Adenosine Monophosphate. For the first one, Gatifloxacin Lactate, it’s an antibiotic. It’s a fourth generation broad-spectrum antibiotic. It has a very strong curative effective, but there are also some competitive medicines in the market. It

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LOTUS PHARMACEUTICALS INC:

LOTUS PHARMACEUTICALS INC Q1 EARNINGS CONFERENCE CALL

May 27, 2008/10:00 a.m. EDT

faces strong competition. We expect that it sales rely on a strong marketing campaign.

On the other hand, because this is a broad spectrum antibiotic, so the market demand is very high. As a result, given a strong marketing campaign that we can launch this year or the next year, we expect annual sales of 40 million RMB to 50 million RMB. This is the first medicine, Gatifloxacin Lactate. The second one called Sodium Aescinate is used to treat cerebral thrombosis. It’s a very mature medicine. Once it hits market, we expect annual sales of 20 million RMB.

The third medicine is called Calcium Dibutyryl Adenosine Monophosphate. This is actually what we are most optimistic about because this medicine is used to treat acute heart attacks often known as acute myocardial infarction. Because it’s a first aid medicine and has no side effects; it has no known side effects at all, once it’s launched into the market, we expect very positive sales.

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LOTUS PHARMACEUTICALS INC:

LOTUS PHARMACEUTICALS INC Q1 EARNINGS CONFERENCE CALL

May 27, 2008/10:00 a.m. EDT

We have to remind you that this medicine is already in production in China by a Shanghai-based pharmaceutical company. They currently have sales around 800 million RMB for this certain medicine. Due to this rival product, we expect our first sales of Calcium Dibutyryl Adenosine Monophosphate at about 20 million RMB because we are basically competing against that Shanghai-based pharmaceutical company. We are sharing the market with them. We expect 20 million sales for the first of the year. But over time, we do expect our product will gain more market share.

T. Pollack	Okay. Thank you very much.

M	No problem. You’re welcome.

Coordinator	(Operator’s instructions.) Your next question comes from the line of Bob Johnson, who is a private investor. Please proceed.

B. Johnson	Thank you very much. Just a clarification point regarding the approval of the three drugs. I understand it might in July. Is this

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LOTUS PHARMACEUTICALS INC:

LOTUS PHARMACEUTICALS INC Q1 EARNINGS CONFERENCE CALL

May 27, 2008/10:00 a.m. EDT

just marketing approval and I would assume that means it’s already been approved for the formula itself.

M	Okay. (Translates question into Mandarin.)

Dr. Z. Liu	(Responds to question in Mandarin.)

M

Yes. The formula approval is already obtained, and we have gone through the basic experiments and animal experiments of those three medicines. So what we are waiting for is just the government approval for production and marketing.

B. Johnson	Very good. Thank you. Regarding production, because of the three new drugs coming on, will the company have to do any expansion in their manufacturing facilities?

M	(Translates question into Mandarin.)

Dr. Z. Liu	(Responds to question in Mandarin.)

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LOTUS PHARMACEUTICALS INC:

LOTUS PHARMACEUTICALS INC Q1 EARNINGS CONFERENCE CALL

May 27, 2008/10:00 a.m. EDT

M

Yes, you are right. If we do start production of those three medicines, due to the requirement with GMP standards, we need to separate the production of certain medicines. As a result, we need to introduce new production lines to accommodate the new medicines. This is something we are planning and we are actually planning right now.

B. Johnson

Okay. Thank you very much. The final question is there’s been talk of a transfer to a new exchange of the stock. Does the company have a guideline or a time line for that, as well as will the company be doing any public relations tour to promote the company here in the United States?

M	(Translates question into Mandarin.)

Dr. Z. Liu	(Responds to question in Mandarin.)

M	So currently, we are concentrating on expanding our sales and focusing on our internal control and internal management just to make sure that everything is in order in our company. We do

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LOTUS PHARMACEUTICALS INC:

LOTUS PHARMACEUTICALS INC Q1 EARNINGS CONFERENCE CALL

May 27, 2008/10:00 a.m. EDT

have a target ... exchange in one and a half years. That is by the end of next year. But as I mentioned, what we are focusing on are sales and internal management at this moment.

As to any public relation activities, we have basically hired CCG Investor Relations to help us with investor relation events and public activities.

B. Johnson	So at this time, there’s no public relations tour where the chairman might come over to the United States?

M	(Translates question into Mandarin.)

Dr. Z. Liu	(Responds to question Mandarin.)

M	Yes, we are actually planning an R&D road show in the United States to promote our company in the investment community.

B. Johnson	Do you know when that would be?

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LOTUS PHARMACEUTICALS INC:

LOTUS PHARMACEUTICALS INC Q1 EARNINGS CONFERENCE CALL

May 27, 2008/10:00 a.m. EDT

M	(Translates question into Mandarin.)

Dr. Z. Liu	(Responds to question in Mandarin.)

M

We actually planned an R&D road show just for this month, during May. But as you know, because of the earthquake in China and Mr. Liu was called and also he volunteered to go to the quake zone just to help those people in need. So, that’s why the R&D road show was delayed. Currently, we plan to relaunch it in June.

B. Johnson	Okay. Very good, and just a point of clarification. You mentioned about the transfer to a new exchange. I think I heard you say within six months and then I think I heard you say next year.

M	I think I said one and a half years.

B. Johnson	Oh, one and a half years.

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LOTUS PHARMACEUTICALS INC:

LOTUS PHARMACEUTICALS INC Q1 EARNINGS CONFERENCE CALL

May 27, 2008/10:00 a.m. EDT

M	One and a half years.

B. Johnson	Oh, okay. All right. Very good. I thank you very much for the time this morning. Thank you.

M	You’re welcome.

Coordinator	Our next question comes from the line of Mr. Gary Scott, private investor. Please proceed.

G. Scott

Yes, I’m just a bit concerned that your stock is down 30% in the last week or so. It’s down another 8% today. Are you guys going to put out a press release and reaffirm guidance for 2008 because I mean if you feel comfortable about that $13.8 million net income, I think you ought to put it out there for the community because this is getting pretty ugly.

M	Adam, are you still there?

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LOTUS PHARMACEUTICALS INC:

LOTUS PHARMACEUTICALS INC Q1 EARNINGS CONFERENCE CALL

May 27, 2008/10:00 a.m. EDT

A. Wasserman	Yes. We’re going to be working on that with CCG to put something out shortly.

G. Scott	Okay. Thank you.

Coordinator	At this time, there are no other questions in queue. I’d like to turn the call back over to the management for closing remarks.

A. Wasserman

Okay. Thank you. Thank you, everybody, for coming on the call. On behalf of the entire Lotus Pharmaceutical management team, I want to thank you for your interest and participation in this call. If you have any interest in visiting our office in China, please let us know. Again, thank you for joining us on this call and we look forward to speaking to you again at our next earnings conference call. I think that concludes the call.

Coordinator	Thank you for your participation in today’s conference call. This concludes your presentation. You may now disconnect.

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